EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 333-49365, 333-30457, 333-05571 and 333-88341)
of Integrated Packaging Assembly Corporation of our report dated March 9, 2000 relating to the financial statements, which appears in this Form 10-K.



/s/ PRICEWATERHOUSE COOPERS LLP

PricewaterhouseCoopers LLP
San Jose, California
March 30, 2001


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